SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Berry Petroleum Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      paid previously. Identify the previous filing by registration number, or
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

                             BERRY PETROLEUM COMPANY
                         5201 Truxtun Avenue, Suite 300
                          Bakersfield, California 93309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 16, 2002

To the Shareholders of Berry Petroleum Company:

      The Annual Meeting of Shareholders of Berry Petroleum Company (the "Company") will be held at the Doubletree Hotel Bakersfield at 3100 Camino Del Rio Ct., Bakersfield, on Thursday May 16, 2002 at 3:00 p.m. (see map on back cover) for the following purposes:

      1. To elect a board of eleven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified; and

      2. To approve the Second Amendment to the Company's Restated and Amended 1994 Stock Option Plan; and

      3. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 11, 2002 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO VOTE YOUR PROXY BY EITHER CALLING THE 800-NUMBER OR VIA THE WEB SITE SHOWN ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

                                        By Order of the Board of Directors


                                        /s/ Kenneth A. Olson

                                        Kenneth A. Olson
                                        Corporate Secretary/Treasurer

April 12, 2002
Bakersfield, California

                            BERRY PETROLEUM COMPANY
                         5201 Truxtun Avenue, Suite 300
                         Bakersfield, California 93309

                                PROXY STATEMENT
                                 April 12, 2002

                                ---------------

      This Proxy Statement is furnished by the Board of Directors of Berry Petroleum Company (respectively the Board and the Company or Berry) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on May 16, 2002, or at any adjournment thereof (the Annual Meeting or Meeting) pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to shareholders of the Company on or about April 12, 2002.

      SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to its exercise by giving written notice to the Secretary of the Company. If you return an executed proxy and then attend the Annual Meeting, you may revoke your Proxy and vote in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

      Unless otherwise directed in the accompanying Proxy, persons named therein will vote FOR the election of the eleven director nominees listed below and for the approval of the Second Amendment to the Company's Restated and Amended 1994 Stock Option Plan. As to any other business that may properly come before the Meeting, the proxy holders will vote in accordance with the recommendation of the Board of Directors.

                                VOTING SECURITIES

      March 11, 2002 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of February 15, 2002 there were 20,832,996 and 898,892 shares, respectively, of Class A Common Stock (Common Stock) and Class B Stock (Class B Stock), par value $.01 per share, issued and outstanding, referred to collectively as the Capital Stock.

      Berry's Certificate of Incorporation provides that, except for proposed amendments to Berry's Certificate of Incorporation adversely affecting the rights of a particular class (which must be approved by the affected class voting separately), the Common Stock and the Class B Stock will vote as a single class on all matters upon which the Capital Stock is entitled to vote. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. The Certificate of Incorporation also provides for certain adjustments to the Capital Stock in the event a separate class vote is imposed by applicable law. Holders of the Capital Stock are entitled to cumulative voting rights for election of directors. Cumulative voting rights entitle a shareholder to cast as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder. A shareholder may cast all of such shareholder's votes as calculated above for one candidate or may distribute the votes among two or more candidates. Unless otherwise instructed, the shares represented by proxies will be voted in the discretion of the proxy holders so as to elect the maximum number of management nominees which may be elected by cumulative voting.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Berry's Capital Stock as of February 15, 2002 by (i) each of its directors who own Berry Capital Stock, and (ii) all directors and officers as a group.

                                                            Amount and Nature of
                                                                 Beneficial
                                                              Ownership (1) (2)
Name and Address                                            --------------------
of Beneficial Owner*             Position                   Shares       Percent
--------------------    --------------------------------    ------       -------

Jerry V. Hoffman        Chairman of the Board, President    311,855(3)      1.4%
                          and Chief Executive Officer

William F. Berry        Director                          1,686,923(4)      7.8%

Ralph B. Busch, III     Director                            303,729(5)      1.4%

William E. Bush, Jr.    Director                            495,700(6)      2.3%

Stephen L. Cropper      Director                                 --           **

J. Herbert Gaul, Jr.    Director                             15,000(7)        **

John A. Hagg            Director                             48,000(8)        **

Robert F. Heinemann     Director                                 --           **

Thomas J. Jamieson      Director                             44,100(9)        **

Roger G. Martin         Director                             37,000(10)       **

Martin H. Young, Jr.    Director                             25,000(11)       **

All Directors and
Officers as a group
(17 persons)                                              3,414,265(12)   15.25%

----------

* All directors and beneficial owners listed above can be contacted at Berry Petroleum Company, 5201 Truxtun Avenue, Suite 300 Bakersfield, CA 93309.

** Represents beneficial ownership of less than 1% of the Company's outstanding Capital Stock.

(1) Unless otherwise indicated, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power.

(2) All shares indicated are Common Stock and percent calculations are based on total shares of Capital Stock outstanding, including the 898,892 shares of Class B Stock outstanding which can be converted, at the request of the shareholder, to Class A Common Stock.

(3) Includes 38,105 shares held directly and 273,750 shares which Mr. Hoffman has the right to acquire under the Company's 1994 Stock Option Plan.

(4) Includes 1,618,201 shares held directly and 34,722 shares held in the Berry Children's Trust as to which Mr. Berry has voting and investment power and 34,000 shares which Mr. Berry has the right to acquire under the Company's 1994 Stock Option Plan.

(5) Includes 76,324 shares held directly, 75,805 shares held in the B Group Trust at Union Bank of California which Mr. Busch votes and 128,600 shares held in a family trust for which Mr. Busch shares voting and investment power as co-trustee. Also includes 23,000 shares which Mr. Busch has the right to acquire under the Company's 1994 Stock Option Plan.

(6) Includes 150,700 shares held directly and 330,000 shares held in the William E. Bush Trust as to which Mr. Bush shares voting power with other trustees and 15,000 shares which Mr. Bush has the right to acquire under the Company's 1994 Stock Option Plan.

(7) Includes of 15,000 shares which Mr. Gaul has the right to acquire under the Company's 1994 Stock Option Plan.

(8) Includes 14,000 shares held directly and 34,000 shares which Mr. Hagg has the right to acquire under the Company's 1994 Stock Option Plan.

(9) Includes 10,100 shares held indirectly by Mr. Jamieson through Jaco Oil Company, a corporation, and 34,000 shares which Mr. Jamieson has the right to acquire under the Company's 1994 Stock Option Plan.

(10) Includes 3,000 shares held directly and 34,000 shares which Mr. Martin has the right to acquire under the Company's 1994 Stock Option Plan.

(11) Includes 10,000 shares held directly and 15,000 shares which Mr. Young has the right to acquire under the Company's 1994 Stock Option Plan.

(12) Includes 23,745 shares held directly by officers, 4,876 shares held indirectly by officers in the Company's 401(k) Thrift Plan and 418,337 shares which the Company's officers have the right to acquire upon the exercise of options granted under the Company's 1994 Stock Option Plan.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of December 31, 2001, information regarding the voting securities of the Company owned beneficially, within the meaning of the rules of the Securities and Exchange Commission, by persons, other than directors or officers, known by the Company to own beneficially more than 5% of the indicated class:

                       Name and Address                         Amount and Nature      Percent
Title of Class         of Beneficial Owner                   of Beneficial Ownership   of Class
--------------------   -----------------------------------   -----------------------   --------
Class A Common Stock   Union BanCal Corporation                   1,718,733 (1)        8.3%
                       445 South Figueroa St., Third Floor
                       Los Angeles, CA 90017

Class A Common Stock   Winberta Holdings, Ltd.                    1,088,220 (2)        5.2%
                       c/o Berry Petroleum Company
                       5201 Truxtun Avenue, Suite 300
                       Bakersfield, CA 93309

Class B Stock          Winberta Holdings, Ltd.                      898,892 (2)        100%
                       c/o Berry Petroleum Company
                       5201 Truxtun Avenue, Suite 300
                       Bakersfield, CA 93309

(1) As reflected in Schedule 13G, dated January 25, 2002, and filed with the Securities and Exchange Commission by UnionBanCal Corporation (Union
      Bank). According to the Schedule 13G, Union Bank is the trustee of certain trusts to which the trustors retain voting and investment power and Union Bank has shared dispositive power on the shares indicated. In addition, Union Bank holds 30,000 shares included above for which it has sole voting and dispositive power.

(2) As reflected in Schedule 13G, dated January 28, 2002, and filed with the Securities and Exchange Commission. According to the Schedule 13G, Winberta Holdings, Ltd. has sole voting and dispositive power on all of the shares indicated. The Class B Stock shares are convertible into Class A Common Stock at the request of Winberta Holdings, Ltd. The Class A Common Stock and Class B Stock are voted as a single class, as noted on Page 1 of this Proxy Statement. Winberta Holdings, Ltd. combined shares comprise 9.1% of the total Capital Stock outstanding for the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that directors, executive officers and beneficial owners of 10% or more of any class of equity securities report to the Securities and Exchange Commission changes in their beneficial ownership of the Company's Capital Stock and that any late filings be disclosed. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes in 2001 that there has been compliance with all Section 16(a) filing requirements.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election

      The Company's directors are elected at each Annual Meeting of Shareholders. At the Annual Meeting, eleven directors, constituting the authorized number of directors, will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized directors will be elected.

      The nominees for election as directors at the Annual Meeting set forth in the table below are all incumbent directors who were elected at the May 2001 Annual Meeting of Shareholders, except for Mr. Cropper and Mr. Heinemann who were appointed to the Board in March 2002. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should, before the Meeting, become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

                                                                        Director
      Nominee                 Age    Position                             Since
      --------------------    ---    --------------------------------   --------
      Jerry V. Hoffman        52     Chairman of the Board, President     1992
                                       and Chief Executive Officer
      William F. Berry        61     Director                             1985
      Ralph B. Busch, III     42     Director                             1996
      William E. Bush, Jr.    55     Director                             1986
      Stephen L. Cropper      52     Director                             2002
      J. Herbert Gaul, Jr.    58     Director                             1999
      John A. Hagg            54     Director                             1994
      Robert F. Heinemann     48     Director                             2002
      Thomas J. Jamieson      59     Director                             1993
      Roger G. Martin         64     Director                             1985
      Martin H. Young, Jr.    49     Director                             1999

Set forth below is information concerning each of the nominee directors of Berry.

      Mr. Hoffman has been the Chairman of the Board of Directors since March 1997 and has been the President and Chief Executive Officer since May 1994. Mr. Hoffman was President and Chief Operating Officer from 1992 to 1994 and was the Senior Vice President and Chief Financial Officer of the Company from 1985 until 1992.

      Mr. Berry is a member of the Nominating and Corporate Governance Committee. Mr. Berry is a private investor and was involved in investment banking for a major California bank for over 20 years. Mr. Berry is a cousin to William E. Bush, Jr., and Ralph B. Busch, III.

      Mr. Busch is a member of the Compensation Committee. Mr. Busch is currently Executive Vice President and Chief Operating Officer for Aon Risk Services of Central California. Prior to his position with Aon Risk Services, Mr. Busch was President of Central Coast Financial from 1986 to 1993. Mr. Busch was a director of Eagle Creek Mining & Drilling Company from 1985 to 1996. Mr. Busch is a cousin to William F. Berry and William E. Bush, Jr.

      Mr. Bush is a member of the Nominating and Corporate Governance Committee. Mr. Bush is an independent marketing and seed treatment consultant. Mr. Bush was formerly the Plant Manager of California Planting Cotton Seed Distributors from 1987 to 2000. Prior to 1987, Mr. Bush was the Area Manager/Technical Representative of Gustafson, Inc. (a division of Uniroyal) for Arizona and California for nine years. Mr. Bush was a director of Eagle Creek Mining & Drilling from 1985 to 1998. Mr. Bush is a cousin to William F. Berry and Ralph
B. Busch, III.

      Mr. Cropper is a member of the Audit Committee. Mr. Cropper is a private investor. Mr. Cropper retired in 1998 after 25 years with The Williams Companies, most recently serving as the President and CEO of Williams Energy Services. Williams Energy Services is involved in natural gas E&P, mid-stream natural gas, downstream petroleum and energy marketing and trading. Mr. Cropper is also a director of two public corporations, Heritage Propane and Rental Car Finance Corporation which is a subsidiary of Dollar Thrifty Automotive Group. Mr. Cropper also serves as a Trustee for Oklahoma State University - Tulsa and is on the board of several community and industry associations.

      Mr. Gaul is the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Gaul is a private investor. Mr. Gaul was the Chief Financial Officer for Gentek Building Products from 1995 to 1997 and served from 1983 to 1993 in senior treasury or finance positions with various other companies. Mr. Gaul also served from 1979 to 1983 as the Treasurer for Natomas Company and from 1969 to 1979 with J. P. Morgan where he had responsibility for financial consulting to the energy industry.

      Mr. Hagg is a member of the Compensation Committee. Mr. Hagg is a private investor. He is a director of Peak Energy Services Ltd, Nevis Energy Services Inc., The Toronto Stock Exchange Inc. and its subsidiary, The Canadian Venture Exchange Inc. and also a number of private companies, including Tristone Capital Advisors Inc. Mr. Hagg was the Chairman of the Board of Northstar Energy Corporation from 1985 until 2001 and President and Chief Executive Officer from 1985 until 1999. Mr. Hagg was also a director of Devon Energy Corp. from 1998 to 2000, subsequent to Devon's merger with Northstar.

      Mr. Heinemann is a member of the Nominating and Corporate Governance Committee. Since 1997, Mr. Heinemann has served as the Vice President and Chief Technology Officer of Halliburton Company and is the Chairman of the Halliburton Technology Advisory Committee. He was previously with Mobil Oil Corporation where he served in a variety of positions for Mobil and its various affiliate companies in the energy and technical fields from 1981 to 1997, most recently as the Vice President of Mobil Technology Company and the General Manager of the Mobil Exploration and Producing Technical Center. Mr. Heinemann has his Ph.D. in Chemical Engineering.

      Mr. Jamieson is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Jamieson is the Chief Executive Officer, President and founder, in 1970, of Jaco Oil Company and the majority owner and founder, in 1983, of Wholesale Fuels, Inc. Jaco Oil Company, based in Bakersfield, California, is one of the largest independent gasoline marketers in the Western United States. Mr. Jamieson is also involved in real estate and oil and gas properties.

      Mr. Martin is a member of the Audit and Compensation Committees. Mr. Martin is an independent oil and gas consultant. Mr. Martin retired in 1996 as the Manager of Special Projects at the Wilmington Field for the City of Long Beach, California. From 1975 to 1981, Mr. Martin was the officer in charge of the Elk Hills Naval Petroleum Reserve, Kern County, California.

      Mr. Young is the Chairman of the Audit Committee. Mr. Young has been the Senior Vice President and Chief Financial Officer of Falcon Seaboard Holdings, L.P. and its predecessor Falcon Seaboard Resources, Inc. (Falcon) since 1992. Falcon is a private energy company involved in power production, power demand management, natural gas exploration and production, real estate and private investments. Mr. Young is also the Chairman of the Board of the Texas Mutual Insurance Company, the largest provider of workers' compensation insurance in the State of Texas. Mr. Young has 13 years of banking experience, the last 10 working for a major California bank as the Vice President/Area Manager for the corporate banking group from 1981 to 1991.

Committees and Meetings

      The Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

      Effective March 28, 2002, the Audit Committee of the Board of Directors consists of Messrs. Cropper, Gaul, Jamieson, Martin and Young. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to auditing performance and practices, risk management, financial and credit risks, accounting policies, tax matters, financial reporting and financial disclosure practices of the Company. The Committee reviews the selection of the Company's independent accountants, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company.

      Effective March 28, 2002, the Compensation Committee of the Board of Directors consists of Messrs. Busch, Hagg, Jamieson and Martin. The Compensation Committee is responsible for recommending total compensation for executive officers and board members of Berry to the Board of Directors, for reviewing general plans of compensation for employees and for reviewing and approving awards under Berry's Bonus Plan (Bonus Plan). In addition, the Committee is charged with the full responsibility of administering the Company's 1994 Stock Option Plan.

      Effective March 28, 2002, the Nominating and Corporate Governance Committee of the Board of Directors consists of Messrs. Berry, Bush, Gaul and Heinemann. The Nominating and Corporate Governance Committee is responsible for the development of governance guidelines and practices for the effective operation of the Board in fulfilling its responsibilities; the review and assessment of the performance of the Board; and the nomination of prospective directors for the Company's Board of Directors and Board committee membership. The Nominating and Corporate Governance Committee unanimously recommended the addition of Mr. Cropper and Mr. Heinemann to the Board after an extensive search for potential director additions conducted by Korn Ferry International, an international executive search firm. The potential directors' resumes were reviewed by the Committee and interviews were conducted of certain potential directors. If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating and Corporate Governance Committee.

      During 2001, the Board of Directors met six times, the Audit Committee met four times, the Compensation Committee met two times and the Nominating and Corporate Governance Committee met once. All of the nominees holding office attended at least 75% of the board meetings and meetings of committees of which they were members.

      Effective January 1, 2002, non-employee directors are paid a quarterly fee of $5,000, plus $1,000 per day for each board meeting day attended and $1,000 per day for each committee meeting attended which is not held on the same day as the board meeting. From December 2000 to December 2001, the quarterly fee was $4,625 and meeting fees were $1,000. From August 1999 to December 2000, the quarterly fees were $4,375 and meeting fees were $500.

      The Company's 1994 Stock Option Plan provides for a formula grant of 5,000 options annually to each non-employee director holding office on December 2nd of each year. 5,000 options were issued on December 2, 2001 at $15.45, 5,000 options were issued on December 2, 2000 at $15.6875 and 5,000 options were issued December 2, 1999 at $14.0625 to each of the non-employee directors holding office on those dates. The exercise price of the options is the closing price of Berry Petroleum Company Class A Common Stock as reported by the New York Stock Exchange for the date of grant. The maximum option exercise period is ten years from the date of the grant. The options issued to the directors vest immediately.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

      The following table discloses compensation for the three fiscal years ended December 31, 2001 received by the Company's Chairman, President and Chief Executive Officer and each of the Company's four other most highly compensated executive officers:

                                                                 Long-Term
                                                                Compensation
                                            Annual               # of Shares        All Other
         Name and                        Compensation        Underlying Options   Compensation
    Principal Position       Year   Salary (1)   Bonus (2)        Granted             (3)
--------------------------   ----   ----------   ---------   ------------------   ------------
Jerry V. Hoffman             2001   $ 350,000    $ 125,000        50,000            $ 14,021
 Chairman, President and     2000   $ 303,636    $ 150,000        75,000            $ 15,756
 Chief Executive Officer     1999   $ 292,400    $  75,000            --            $ 10,143

Ralph J. Goehring            2001   $ 185,000    $  60,000        30,000            $ 12,758
 Senior Vice President and   2000   $ 175,513    $  75,000        35,000            $ 14,498
 Chief Financial Officer     1999   $ 167,666    $  55,000            --            $ 10,868

Brian L. Rehkopf             2001   $ 155,000    $  50,000        20,000            $ 11,583
 Vice President of           2000   $ 143,287    $  60,000        20,000            $ 13,325
 Engineering                 1999   $ 128,333    $  35,000            --            $  8,941

George T. Crawford           2001   $ 135,000    $  45,000        20,000            $  9,923
 Vice President of           2000   $ 111,906    $  50,000        20,000            $  9,820
 Production                  1999   $ 106,666    $  15,000        30,000            $  4,108

Donald A. Dale               2001   $ 106,000    $  18,000         4,500            $  7,973
 Controller                  2000   $ 100,162    $  25,000         6,000            $  9,308
                             1999   $  97,333    $  25,000            --            $  6,922

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) Cash bonuses shown for 2001, were declared in December 2001 and paid in January 2002.

(3) Includes Company contributions under the 401(k) Thrift Plan of $13,592, $15,300 and $9,600 for Mr. Hoffman, $12,512, $14,210 and $10,614 for Mr.
      Goehring, $11,238, $12,937 and $8,600 for Mr. Rehkopf, $9,788, $9,675 and
      $3,983 for Mr. Crawford and $7,685, $9,045 and $6,507 for Mr. Dale, respectively, for 2001, 2000 and 1999. Also includes split dollar life insurance compensation of $429, $456 and $543 for Mr. Hoffman, $246, $288 and $254 for Mr. Goehring, $345, $388 and $341 for Mr. Rehkopf, $135, $145 and $125 for Mr. Crawford and $288, $263 and $415 for Mr. Dale respectively for 2001, 2000 and 1999.

                              OPTION GRANTS IN 2001

                                                                         Potential Realizable Value
                                 Percent of                                At Assumed Annual Rates
                    Number         Total                                 Of Stock Price Appreciation
                 of Securities    Options                                     For Option Term(1)
                  Underlying     Granted to   Exercise                          (Dollars) (3)
                    Options      Employees    Price per   Expiration     ---------------------------
     Name         Granted(1)      In 2001     Share (2)      Date              5%            10%
--------------   -------------   ----------   ---------   ----------     -------------   -----------
Mr. Hoffman         50,000           25%       $ 16.30    Dec. 7, 2011   $     512,549   $ 1,298,900
Mr. Goehring        30,000           15%       $ 16.30    Dec. 7, 2011   $     307,529   $   779,340
Mr. Rehkopf         20,000           10%       $ 16.30    Dec. 7, 2011   $     205,020   $   519,560
Mr. Crawford        20,000           10%       $ 16.30    Dec. 7, 2011   $     205,020   $   519,560
Mr. Dale             4,500            2%       $ 16.30    Dec. 7, 2011   $      46,129   $   116,901

                                                          Assumed Price Appreciation
                                                          ----------------------------
                                                               5%              10%
                                                          ------------    ------------
Assumed price per share on Dec. 7, 2011                   $      26.55    $      42.28
Gain on one share valued at $16.30 on Dec. 7, 2001        $      10.25    $      25.98
Gain on all shares (based on 21,731,986 shares
  outstanding at Dec. 31, 2001                            $222,774,208    $564,553,578
Gain for all 2001 optionees (based on 199,500 options)    $  2,045,071    $  5,182,611

Optionee gain as a percentage of total shareholder gain            .92%            .92%

(1) Option holders vest in the granted options at the rate of 25% per year, commencing on the first anniversary of the grant date.

(2) All options were granted at the Company's Class A Common Stock market value on the date of grant.

(3) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's Common Stock appreciates at a five and ten percent compound annual rate over the ten year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Securities and Exchange Commission Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are NOT intended to indicate the value of the options.

                       AGGREGATED OPTION EXERCISES IN 2001
                       AND DECEMBER 31, 2001 OPTION VALUES

                                           Number of Securities       Value of Unexercised In-the-
                                          Underlying Unexercised            Money Options at
                  Shares                   Options at 12-31-2001             12-31-2001 (A)
               Acquired on     Value    ---------------------------   -----------------------------
    Name         Exercise    Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
------------   -----------   --------   -----------   -------------   -----------   -------------
Mr. Hoffman         --       $     --     273,750         126,250      $ 519,984      $  64,703
Mr. Goehring        --       $     --     175,837          71,250      $ 315,190      $  48,328
Mr. Rehkopf         --       $     --      95,000          45,000      $ 104,063      $  32,188
Mr. Crawford        --       $     --      27,500          42,500      $  72,063      $  24,188
Mr. Dale            --       $     --      71,000          16,500      $ 190,169      $  24,056

(A) The December 31, 2001 New York Stock Exchange closing price of $15.70, the last trading day of the year, was used to value options.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Audit Committee, the report of the Compensation Committee and the performance graph shall not be incorporated by reference into any such filings.

                             Audit Committee Report

To the Board of Directors

      The Audit Committee consists of the following members of the Board of
Directors: Thomas J. Jamieson (Chairman), J. Herbert Gaul, Jr., Roger G. Martin and Martin H. Young, Jr. Each of the members is independent as defined under the rules of the New York Stock Exchange.

      We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

      We have discussed with the independent auditors, PricewaterhouseCoopers LLP (PWC), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from PWC required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. All fees billed by PWC for non-audit services are compatible with maintaining the principal accountant's independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

      March 1, 2002   Thomas J. Jamieson (Chairman)   J. Herbert Gaul, Jr.   Roger G. Martin   Martin H. Young, Jr.

                           Auditor Independence Report

      In conjunction with recent SEC releases on auditor independence, the following items are disclosed herein:

Audit Fees

      For the year ended December 31, 2001, the Company was billed $204,750 by PWC, its independent accountant, for the audit and quarterly reviews completed.

Financial Information Systems Design and Implementation Fees

      No fees were billed for Financial Information Systems Design and Implementation.

All Other Fees

      The Company was billed $10,343 for all other non-audit services provided by PWC, its principal accountant.

      PWC has represented to the Company that none of the work performed for the Company was by persons other than PWC's full-time permanent employees.

          Board Compensation Committee Report on Executive Compensation

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 2001 the Committee was composed of four non-employee directors. The Committee is committed to a strong, positive link between business performance, strategic goals, and compensation and benefit programs.

Report of Compensation Committee on Executive Compensation Policy

      The Company's compensation policy is designed to support the overall objective of maximizing the return to our shareholders by:

      - Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

      - Directly aligning compensation to both Company and individual performance.

      - Ensuring compensation levels that are externally competitive and internally equitable.

      - Encouraging executive stock ownership to enhance a mutuality of interest with the Company's shareholders.

      The following is a description of the elements of executive compensation and how each relates to the objectives and policy outlined above.

Base Salary

      The Committee reviews each executive officer and certain other management employees' salaries annually. In determining appropriate salary levels, we consider the level and scope of responsibility, experience, Company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. By design, we strive to set executives' salaries at competitive market levels.

Short-Term Incentive Plan Compensation

      The Short-Term Incentive Plan (Bonus Plan) awards cash bonuses to executives and other employees to recognize and reward corporate and individual performance. Subject to the Board's discretion to vary the targets, the Bonus Plan was restructured in early 2001 to focus on three specific Company targets, these being: production volume, reserve replacement and operating costs. Based on the Company's net income, the Bonus Plan provides an annual incentive fund for eligible employees involved in decision-making roles which effect the Company's growth and profitability goals. Bonuses may also be awarded for discretionary performance by the Chief Executive Officer for other employees whose efforts and performance are judged to be exceptional. The Company anticipates that future annual bonuses, if any, will be determined in December of each year. Cash bonuses paid in 2001, 2000 and 1999 were $0, $1,033,000 and $465,000, respectively. Cash bonuses of $669,000 were declared in December 2001 and paid in January 2002 for 2001 performance.

      The amount individual executives may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's financial success. External market data is reviewed periodically to determine the competitiveness of the Company's incentive programs for individual executives.

Long-Term Incentive Plan Compensation

Non-Statutory Stock Option Plan (Stock Option Plan)

      The purpose of this plan is to provide additional incentives to employees to stay focused on the long-term goal of maximizing shareholder value and to encourage management to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders. The Stock Option Plan was restructured in early 2001 to link the quantity of options allowable for grant with the Company's stock performance measured in comparison to a select peer group of other U.S. based exploration and production companies. The Stock Option Plan utilizes vesting periods to encourage key employees to continue in the employ of the Company and grants options which have an exercise price at market value on the date of grant. The Compensation Committee is charged with responsibility for administering and granting non-statutory stock options. At December 31, 2001, an aggregate of 287,675 options are available for issuance from the 1994 Stock Option Plan. Options granted in 2001, 2000 and 1999 to employees were 199,500, 262,000 and 0, respectively.

Chief Executive Officer

      The Committee believes Mr. Hoffman has done an excellent job of leading and managing the Company during a volatile and rapidly-changing period for the energy industry as witnessed over the last several years and specifically in 2001 with the California electricity crisis and its impact on the Company. Mr. Hoffman has positioned the Company favorably for continued growth. Mr. Hoffman, as Chief Executive Officer, has also demonstrated a keen ability in redirecting the Company's resources to higher profitability projects and growth opportunities. Mr. Hoffman's compensation incentives are primarily derived from the Bonus Plan and the Stock Option Plan. The value of the options are directly related to the Company's stock performance.

Compensation Committee of the Board of Directors

      March 1, 2002   William E. Bush (Chairman)   John A. Hagg   Thomas J. Jamieson   Roger G. Martin

Severance Agreements

      The Company has entered into salary continuation agreements with Mr. Hoffman, Mr. Goehring, Mr. Rehkopf and Mr. Crawford which guarantees their salary, as defined, plus an amount equal to the average cash bonus received by the employee for the prior two years, will be paid in one lump sum for two years for Mr. Hoffman and one year for Mr. Goehring, Mr. Rehkopf and Mr. Crawford following a sale of all or substantially all of the oil producing properties of Berry or a merger or other reorganization between Berry and a non-affiliate which results in a change of ownership or operating control (a Change of Control). Salary continuation agreements for Mr. Dale and certain other executives provide for the payment of six months' salary, upon a termination of employment in connection with a Change of Control.

Life Insurance Coverage

      The Company provides certain individuals who are officers or other high-level executives with life insurance coverage in addition to that available to employees under the Company's group-term life insurance plan. The amount of this life insurance coverage is $500,000 for Mr. Hoffman, $470,000 for Mr. Goehring, $398,500 for Mr. Rehkopf, $307,000 for Mr. Crawford and $270,000 for Mr. Dale. Depending on certain variables, an executive or beneficiary may be entitled to insurance benefits exceeding the amount of term insurance that could otherwise have been purchased with the portion of the premium payments that are imputed to the executive as taxable income.

                                PERFORMANCE GRAPH

      The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Total returns assume $100 invested on December 31, 1996 in shares of Berry Petroleum Company, the Dow Jones Secondary Oil Companies Index, the Russell 2000 and the Standard & Poors 500 Index (S&P 500) assuming reinvestment of dividends for each measurement period. The Company added the Russell 2000 in 1999 and believes it is a good comparison index for the Company's proxy graph based on the smaller market capitalization and broader base of companies in the Russell 2000. The information shown is historical and is not necessarily indicative of future performance.

                             Berry Petroleum Company
                             Stock Price Performance
                      December 31, 1996 - December 31, 2001

                              [LINE CHART OMITTED]

--------------------------------------------------------------------------------------------------------
Total Return Analysis
                             12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
--------------------------------------------------------------------------------------------------------
Berry Petroleum              $   100.00   $   124.09   $   103.81   $   113.59   $   103.45   $   124.53
--------------------------------------------------------------------------------------------------------
Dow Jones Total Market Oil   $   100.00   $    98.25   $    66.35   $    75.30   $   118.32   $   107.27
Secondary Index
--------------------------------------------------------------------------------------------------------
Russell 2000                 $   100.00   $   122.06   $   119.31   $   144.50   $   140.37   $   143.95
--------------------------------------------------------------------------------------------------------
S&P 500                      $   100.00   $   133.10   $   170.82   $   206.50   $   187.85   $   165.59
--------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Eagle Creek Mining & Drilling, Inc.

      Eagle Creek Mining & Drilling, Inc. (Eagle Creek), a California corporation, was a wholly-owned subsidiary of the Company's predecessor, Berry Holding Company, until it was spun off to the majority shareholders of the predecessor in 1984. On November 30, 1989, Eagle Creek purchased the assets of S&D Supply Company (S&D), a California partnership. S&D, a retail distributor of oilfield parts and supplies, is now a division of Eagle Creek. The five-year contract whereby the Company purchased oilfield parts and supplies from S&D at competitive prices expired November 30, 1999 and was not renewed. Even though the contract expired, based on competitive pricing, the Company continues to purchase oilfield parts and supplies from S&D. The amounts paid to S&D in 2001, 2000 and 1999 were $332,000, $713,000 and $785,000, respectively. Mr. Ralph B.
Busch, III and his immediate family are significant beneficial owners of the stock of Eagle Creek.

Halliburton Energy Services

      During 2001, the Company paid Halliburton Energy Services $705,701 for services and equipment provided by Halliburton to the Company. The Company has used Halliburton's services for in excess of 10 years and anticipates using Halliburton's services in the future, including in 2002. All contracts awarded to Halliburton are based on competitive bid circumstances unless a particular service is in management's judgement best provided by Halliburton due to its experience, expertise or availability considering all circumstances. Mr. Heinemann serves as Vice President and Chief Technology Officer of Halliburton Company. The compensation paid by Halliburton to him and the compensation paid to him as a director of the Company are not affected by any payments from Berry Petroleum Company to Halliburton or its affiliates or subsidiaries.

Tristone Capital Advisors

      The Company entered into a letter agreement dated January 21, 2002 (the Agreement) with Tristone Capital Advisors (Tristone) terminable by the Company on 30 days notice, whereby Tristone is receiving a consulting fee of $25,000 monthly until the earlier of June 30, 2002 or 30 days following notice of termination given by Berry Petroleum Company for services rendered between January 21, 2002 and June 30, 2002 by Tristone to provide the Company assistance in evaluation of potential acquisitions in Canada. In addition, Tristone will receive a "success fee" of .625% to 1.2% of the "Enterprise Value" of the transaction should the Company complete an acquisition covered by the Agreement for a period of nine months following the contract termination. The Agreement requires that the Company indemnify and hold harmless Tristone and its officers, partners, directors, employees, agents and affiliates to the full extent permitted by law for "Losses" that arise under Tristone's engagement under the Agreement. Mr. John A. Hagg, a director of Berry Petroleum Company, became a shareholder and director of Tristone in February 2002, in which capacity Mr. Hagg's compensation could be affected by a successful transaction under the Agreement.

Victory Settlement Trust

      In connection with the reorganization of the Company in 1985, a shareholder of Berry Holding Company (BHC), Victory Oil Company (Victory), a California partnership, brought suit against Berry Holding Company (one of Berry's predecessor companies prior to the reorganization in 1985) and all of its directors and officers and certain significant shareholders seeking to enjoin the reorganization. As a result of the reorganization, Victory's shares of BHC stock were converted into shares of Berry Common Stock representing approximately 9.7% of the shares of Berry Common Stock outstanding immediately subsequent to the reorganization. In 1986, Berry and Victory, together with certain of its affiliates, entered into the Instrument for Settlement of Claims and Mutual Release (the Settlement Agreement).

      The Settlement Agreement provided for the exchange (and retirement) of all shares of Common Stock of Berry held by Victory and certain of its affiliates for certain assets (the Settlement Assets) conveyed by Berry to Victory. The Settlement Assets consisted of (i) a 5% overriding royalty interest in the production removed or sold from certain real property situated in the Midway-Sunset field which is referred to as the Maxwell property (Maxwell Royalty) and (ii) a parcel of real property in Napa, California.

      The shares of BHC originally acquired by Victory and the shares of Berry Stock issued to Victory in exchange for the BHC Stock in the reorganization (the Victory Shares) were acquired subject to a legend provision designed to carry out certain provisions of the Will of Clarence J. Berry, the founder of Berry's predecessor companies. The legend enforces an Equitable Charge (the Equitable Charge) which requires that 37.5% of the dividends declared and paid on such shares from time to time be distributed to a group of lifetime income beneficiaries (the B Group).

      As a result of the Settlement Agreement, the B Group was deprived of the distributions related to the stock that they would have received on the Victory Shares under the Equitable Charge. In order to adequately protect the interests of the B Group, Berry executed a Declaration of Trust (the Victory Settlement Trust). In recognition of the obligations of Berry and Victory with respect to the Equitable Charge, Victory agreed in the Settlement Agreement to pay to Berry in its capacity as trustee under the Victory Settlement Trust, 20% of the 5% Maxwell Royalty (Maxwell B Group Payments). The Maxwell B Group Payments will continue until the death of the last surviving member of the B Group, at which time the payments will cease and the Victory Settlement Trust will terminate. There is one surviving member of the B Group.

      Under the Settlement Agreement, Berry agreed to guarantee that the B Group will receive the same distributions under the Equitable Charge that they would have received had the Victory shares remained as issued and outstanding shares. Accordingly, when Berry declares and pays dividends on its capital stock, it is obligated to calculate separately the applicable distribution (the Trust Payment). Berry will make payments from the Victory Settlement Trust to the surviving member of the B Group which may constitute all or a part of the Trust Payment in March and September of each year. Such payments will be made to the surviving member of the B Group for the remainder of his life. The B Group survivor is a significant shareholder of Berry. Typically, the Maxwell B Group Payments have contributed to a portion or all of the Trust Payment. Pursuant to the Settlement Agreement, Berry paid $ 36,525 to the Victory Settlement Trust in 2001.

Wholesale Fuels Inc.

      The Company bid out its lubrication business in 2001 to various vendors. The bid was awarded to Wholesale Fuels Inc., who was the low bidder, for a period of two years beginning July 15, 2001 and ending July 15, 2003. The Company paid $25,387 to Wholesale Fuels Inc. in 2001 under the terms of the bid. Mr. Thomas J. Jamieson, a director of Berry Petroleum Company, is the majority owner and founder of Wholesale Fuels Inc.

             PROPOSAL NO. 2 APPROVAL OF THE SECOND AMENDMENT TO THE
                  RESTATED AND AMENDED 1994 STOCK OPTION PLAN

Introduction

      The Board of Directors has approved, subject to shareholder approval, the Second Amendment to the Restated and Amended 1994 Stock Option Plan (the Amended Stock Option Plan). A complete copy of the Amended Stock Option Plan, reflecting the proposed amendment, is set forth as Exhibit A to this Proxy Statement. The following summary of the proposed amendment is qualified in its entirety by reference to the complete text of the Amended Stock Option Plan.

Description of Proposed Amendment

      The Proposed Amendment would (i) increase the number of shares available for issuance under the Company's 1994 Stock Option Plan and (ii) provide that the Option exercise price shall be not less than the Fair Market Value on the date of grant. The original Stock Option Plan approved by the shareholders authorized 1,000,000 shares of Class A Common Stock (the 1994 Plan). In 1998, the shareholders authorized an amendment to the 1994 Plan (the Amended Plan) to increase the number of shares that could be issued under the Plan to 2,000,000 (and to increase the number of options granted annually to non-employee directors to 5,000 options). The Proposed Second Amendment would (i) increase the number of shares available for issuance, upon exercise of an option, under the Amended Stock Option Plan by 1,000,000, increasing the total number of shares available from 2,000,000 to 3,000,000 shares of Class A Common Stock and
(ii) modify Section 7.1 to provide that the Option exercise price shall be not less than the Fair Market Value on the date of grant. Upon shareholder approval of the Proposed Amendment, a total of 1,192,500 shares of Class A Common Stock will be available for issuance under the Amended Stock Option Plan, after allowing for the additional 40,000 shares granted to the new Vice President of Corporate Development effective February 1, 2002. As of February 15, 2002, options to purchase 1,514,962 shares are outstanding and options to purchase 1,010,712 shares are exercisable.

      Since the inception of the original 1987 Stock Option Plan, the Company has issued 2,886,500 options, of which 1,514,962 options are currently outstanding. The Company, by utilizing an optional internal program on option exercises of issuing only the net options as new shares, has issued 244,472 shares of Class A Company Stock for 992,488 options exercised. Therefore, historically the Company has a ratio of one share of stock being issued for every four stock options exercised.

      In addition to the increase in the total number of shares authorized by the Plan, the Proposed Amendment would amend Article VII Section 7.1 whereby the Option exercise price for shares to be issued under the Plan would be increased from not less than 80% of the Fair Market Value on the date of grant to not less than 100% of the Fair Market Value on the date of grant. All Options previously granted under the 1994 Plan have been granted at 100% of Fair Market Value on the date of grant. All other terms and conditions of the 1994 Plan (as amended in 1998), shall remain in full force and effect.

      The Class A Common Stock and the Class B Common Stock shall vote as a single class on the Amended Stock Option Plan. Each share of Class A Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. Approval of the Second Amendment to the Company's Restated and Amended 1994 Stock Option Plan requires a majority of the eligible votes cast in person or by proxy at the Annual Meeting. The Board of Directors recommends that you vote FOR Proposal No. 2. Proxies solicited hereby will be voted for approval of the Second Amendment to the Company's Restated and Amended 1994 Stock Option Plan unless a vote against the proposal or abstention is specifically indicated.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposal of a shareholder intended to be presented at the next Annual Meeting of Shareholders, expected to be held on May 15, 2003, must be received at the office of the Secretary of the Company by December 13, 2002, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

      The Company's 2001 Annual Report to Shareholders has been mailed to shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of this proxy solicitation material.

      On March 14, 2002, the Company filed its Annual Report on Form 10-K with the Securities and Exchange Commission. This Report contains detailed information concerning the Company and its operations and supplementary financial information which, except for exhibits, are included in the Annual Report to Shareholders. A COPY OF THE EXHIBITS WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BERRY PETROLEUM COMPANY, 5201 TRUXTUN AVENUE, SUITE 300, BAKERSFIELD, CA 93309.

                            EXPENSES OF SOLICITATION

      The total cost of this solicitation will be borne by the Company. In addition to use of the mails, certain officers, directors and regular employees of the Company, without receiving additional compensation, may solicit proxies personally by telephone, e-mail or facsimile. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Company's independent accountants are PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP or its predecessors have audited the Company's books since 1991, and is expected to have a representative at the Annual Meeting who will have the opportunity to make a statement if they desire to do so and be available at that time to respond to appropriate questions. The Company anticipates that it will use PricewaterhouseCoopers LLP to audit the Company's financial statements for the year ending December 31, 2002 but has not yet executed the engagement letter.

                                  OTHER MATTERS

      Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named on the Form of Proxy will vote on said matters in accordance with the recommendations of the Board of Directors.

      The above Notice, Proxy Statement and Form of Proxy are sent by Order of the Board of Directors.


                                        KENNETH A. OLSON
                                        Corporate Secretary

April 12, 2002

                                    EXHIBIT A

                             BERRY PETROLEUM COMPANY
                              RESTATED AND AMENDED
                             1994 STOCK OPTION PLAN

                                    ARTICLE I

                                 PURPOSE OF PLAN

      The purpose of this Plan is to promote the growth and profitability of the Company and other Participating Companies by providing, through the ownership of Options, incentives to attract and retain highly talented persons to provide managerial, administrative and other specialized services to the Company and other Participating Companies and to motivate such persons to use their best efforts on behalf of the Company and other Participating Companies.

                                   ARTICLE II

                                   DEFINITIONS

      For purposes of this Plan, the following terms shall have the meanings set forth in this Article II:

      2.1 Accrued installment. The term "Accrued installment" shall mean any vested installment of an Option.

      2.2 Board. The term "Board" shall mean the Board of Directors of the Company.

      2.3 Committee. The term "Committee" shall mean the Compensation Committee, or a successor committee, appointed by the Board and constituting not less than two members of the Board, each of whom is a Disinterested Person.

      2.4 Company. The term "Company" shall mean Berry Petroleum Company, a Delaware corporation, or any successor thereof.

      2.5 Director. The term "Director" shall mean a member of the Board, or a member of the board of directors of any Participating Company.

      2.6 Disinterested Person. The term "Disinterested Person" shall mean any person defined as a Disinterested Person in Rule 16b-3 of the Securities and Exchange Commission as amended from time to time and as promulgated under the Exchange Act.

      2.7 Effective Date. The term "Effective Date" shall mean December 2, 1994.

      2.8 Eligible Person. The term "Eligible Person" shall mean, except as provided in Section 3.1, any full-time or part-time employee, officer or Director of any Participating Company.

      2.9 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      2.10 Fair Market Value. The term "Fair Market Value" shall mean the closing sale price on the trading day in question of the Shares on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed on such Exchange, on the principal United States securities exchange on which the Shares are listed, or, if the Shares are not listed on any such exchange, the closing bid quotation with respect to the Shares on the trading day in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of the Shares as determined in good faith by the Committee. If the day in question is not a trading day, the determination of Fair Market Value shall be made as of the nearest preceding trading day.

      2.11 Option. The term "Option" shall mean a nonstatutory option to acquire Shares granted under this Plan.

      2.12 Optionee. The term "Optionee" shall mean an Eligible Person who has been granted an Option.

      2.13 Parent Corporation. The term "Parent Corporation" shall mean a corporation as defined in Internal Revenue Code Section 424(e) or any successor thereto.

      2.14 Participating Company. The term "Participating Company" shall mean the Company and any Parent Corporation or Subsidiary Corporation of the Company.

      2.15 Plan. The term "Plan" shall refer to the Company's 1994 Stock Option Plan.

      2.16 Shares. The term "Shares" shall mean shares of the Company's Class A Common Stock, $.01 par value, and may be unissued shares or treasury shares or shares purchased for purposes of this Plan.

      2.17 Subsidiary Corporation. The term "Subsidiary Corporation" shall mean a corporation as defined in Internal Revenue Code Section 424(f) or any successor thereto.

      2.18 Terminating Transaction. The term "Terminating Transaction" shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, over eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company); (c) a sale of all or substantially all of the Company's assets; or (d) a sale of the equity securities of the Company representing more than eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and entities acting in concert.

      2.19 Termination Date. The term "Termination Date" shall mean December 2, 2004.

      2.20 Total Disability. The term "Total Disability" shall mean a permanent and total disability as that term is defined in Internal Revenue Code Section 22(e)(3) or any successor thereto.

                                   ARTICLE III

                   ADMINISTRATION OF PLAN; GRANT TO DIRECTORS

      3.1 Administration by the Committee. This Plan shall be administered by the Compensation Committee of the Board, or its successor (the "Committee"). Subject to the provisions of this Plan document, the Committee shall have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Option granted hereunder, (iv) determine the number of shares subject to or covered by each Option, and (v) interpret the provisions of this Plan and of any Option granted under this Plan. A member of the Committee shall not be an Eligible Person, and shall not have been an Eligible Person at any time within one (1) year prior to appointment to the Committee. Except as otherwise provided herein or otherwise permitted by Rule 16b-3(c)(3) of the Exchange Act, during said one (1) year prior to such appointment, no member of the Committee shall have been eligible to acquire stock, stock options or stock appreciation rights under any plan of the Company.

      3.2 Grant to Non-employee Directors. All non-employee Directors of the Company holding office on December 2nd of each year shall automatically receive a grant of 5,000 Options.

The above referenced Options to non-employee Directors shall be granted upon the following terms and conditions:

      (a) The exercise price of the Options shall be Fair Market Value on the date of grant.

      (b) The Options shall vest immediately upon grant.

      (c) This "formula" grant to non-employee Directors shall not be amended more than once every (6) six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

      3.3 Rules and Regulations. The Committee may adopt such rules and regulations as the Committee may deem necessary or appropriate to carry out the purposes of this Plan and shall have authority to take all action necessary or appropriate to administer this Plan.

      3.4 Binding Authority. All decisions, determinations, interpretations, or other actions by the Committee shall be final, conclusive, and binding on all Eligible Persons, Optionees, Participating Companies and any successors-in-interest to such parties.

                                   ARTICLE IV

                   NUMBER OF SHARES AVAILABLE UNDER THIS PLAN

      The maximum aggregate number of Shares which may be optioned and sold under this Plan is 3,000,000 Shares. In the event that Options granted under this Plan shall for any reason terminate, lapse, be forfeited, or expire without being exercised, the Shares subject to such unexercised Options may again be subjected to Options under this Plan. In any event, however, no Option may be granted hereunder if the sum of Shares subject to such Option and the number of Shares subject to unexpired Options previously granted hereunder (or subject to unexercised options or stock appreciation rights under any other stock option or stock appreciation right plan of the Company) would exceed twenty percent (20%) of the total shares of voting stock outstanding at such time.

                                    ARTICLE V

                                  TERM OF PLAN

      This Plan shall be effective as of the Effective Date and shall terminate on the Termination Date. No Option may be granted hereunder after the Termination Date.

                                   ARTICLE VI

                                  OPTION TERMS

      6.1 Form of Option Agreement. Any option granted under this Plan shall be evidenced by an agreement ("Option Agreement") in such form as the Committee, in its discretion, may from time to time approve. Any Option Agreement shall contain such terms and conditions as the Committee may deem, in its sole discretion, necessary or appropriate and which are not inconsistent with the provisions of this Plan.

      6.2 Vesting and Exercisability of Options. Subject to the limitations set forth herein and/or in any applicable Option Agreement entered into hereunder, Options granted under this Plan shall vest and be exercisable in accordance with the rules set forth in this Section 6.2:

      a. General. Subject to the other provisions of this Section 6.2, Options shall vest and become exercisable at such times and in such installments as the Committee shall provide in each individual Option Agreement. Notwithstanding the foregoing, the Committee may in its sole discretion accelerate the time at which an Option or installment thereof may be exercised. Unless otherwise provided in this Section 6.2 or in the Option Agreement pursuant to which an Option is granted, an Option may be exercised when Accrued Installments accrue as provided in such Option Agreement and at any time thereafter until, and including, the Option Termination Date (as defined below).

      b. Termination of Options. All installments and Options shall expire and terminate on such date as the Committee shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date on which such Option was granted.

      c. Termination of Eligible Person Status Other Than by Reason of Death or Disability. In the event that the employment of an Eligible Person with a Participating Company is terminated for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of such termination date shall expire and become unexercisable as of such termination date. Except as otherwise provided herein, in the event that an Eligible Person who is a Director terminates his directorship or otherwise ceases to be a Director for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of the directorship termination date shall expire and become unexercisable as of the directorship termination date. All Accrued installments as of the employment termination date and/or the directorship termination date shall remain exercisable only within such period of time as the Committee may determine, but in no event shall any Accrued installments remain exercisable for a period in excess of three (3) months following such termination date or for a period in excess of the original Option Termination Date, whichever is earlier. For purposes of this Plan, an Eligible Person who is an employee or Director of any Participating Company shall not be deemed to have incurred a termination of his employment or his directorship (whichever may be applicable) so long as such Eligible Person is an employee or Director (whichever may be applicable) of any Participating Company.

      d. Leave of Absence. In the case of any employee on an approved leave of absence, the Committee may make such provision respecting continuance of any Options held by the employee as the Committee deems appropriate in its sole discretion, except in no event shall an Option be exercisable after the original Option Termination Date.

      e. Death or Total Disability of Eligible Person. In the event that the employment or directorship of an Eligible Person with a Participating Company is terminated by reason of death or Total Disability, any unexercised Accrued installments of Options granted hereunder to such Eligible Person shall expire and become unexercisable as of the earlier of:

      (1) The applicable Option Termination Date, or

      (2) The first anniversary of the date of termination of the employment or directorship of such Eligible Person by reason of the Eligible Person's death or Total Disability. Any such Accrued Installments of a deceased Eligible Person may be exercised prior to their expiration only by the person or persons to whom the Eligible Person's Option rights pass by will or the laws of descent and distribution. Any Option installments under such a deceased or disabled Eligible Person's Option that have not accrued as of the date of the termination of employment, or directorship due to death or Total Disability shall expire and become unexercisable as of such termination date.

      f. Termination of Affiliation of Participating Company. Notwithstanding the foregoing provisions of this section, in the case of an Eligible Person who is an employee or Director of a Participating Company other than the Company, upon an Affiliation Termination (as defined herein) of such Participating Company such Eligible Person shall be deemed (for all purposes of this Plan) to have incurred a termination of his employment or directorship with such Participating Company for reasons other than death or Total Disability, with such termination to be deemed effective as of the effective date of said Affiliation Termination. As used herein the term "Affiliation Termination" shall mean, with respect to a Participating Company, the termination of such Participating Company's status as a Participating Company (as defined herein) with respect to the Company.

      6.3 Options Not Transferable. Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily or by operation of law, other than by will or the laws of descent and distribution, and (except as specifically provided to the contrary in Section 6.2(e) hereof) may be exercised during the lifetime of an Optionee only by such Optionee.

      6.4 Restrictions on Issuance of Shares.

      a. No Shares shall be issued or delivered upon exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any market or securities exchange on which the Company's Common Stock is then listed, and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any Shares hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board, and the Committee of any liability in respect of the nonissuance or sale of such Shares as to which such requisite permits, authorizations or approvals shall not have been obtained.

      b. As a condition to the granting or exercise of any Option, the Committee may require the person receiving or exercising such Option to make any representations and warranties to the Company as may be required or appropriate under any applicable law or regulation, including, but not limited to, a representation that the Option or Shares are being acquired only for investment and without any present intention to sell or distribute such Option or Shares, if such a representation is required under the Securities Act of 1933 or any other applicable law, rule or regulation.

      c. The exercise of any Option under this Plan is conditioned on approval of this Plan, within twelve (12) months of the adoption of this Plan by the Board, by (i) the vote of the holders of a majority of the outstanding securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, or (ii) the written consent of the holders of a majority of the securities of the Company entitled to vote if the requirements of Rule 16b-3(b)(2) promulgated under the Exchange Act are otherwise satisfied. In the event such shareholder approval is not obtained within such time period, any Options granted hereunder shall be void.

      6.5 Option Adjustments.

      a. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share Option price thereof which may be issued in the aggregate and to any individual Optionee under this Plan upon exercise of Options granted under this Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Committee determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Shares or other classes of the Company's securities.

      b. Upon the occurrence of a Terminating Transaction (as defined in Article II hereof), as of the effective date of such Terminating Transaction, this Plan and any then outstanding Options (whether or not vested) shall terminate unless
(i) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Options, or for the substitution of such Options of new options covering the securities of the successor or surviving corporation in the Terminating Transaction or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices, in which event this Plan and such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Committee otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding Options (whether or not vested), including without limitation (A) accelerating the vesting of outstanding Options, and/or (B) providing for the cancellation of Options and their automatic conversion into the right to receive the securities or other properties which a holder of the Shares underlying such Options would have been entitled to receive upon consummation of such Terminating Transaction had such Shares been issued and outstanding (net of the appropriate option exercise prices). If this Plan or the Options shall terminate pursuant to the foregoing provisions of this paragraph (b) because neither (i) nor (ii) is satisfied, any Optionee holding outstanding Options shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Company shall designate, to exercise his or her Options to the full extent not theretofore exercised, including any installments which have not yet become Accrued installments.

      c. In all cases, the nature and extent of adjustments under this Section
6.5 shall be determined by the Committee in its sole discretion, and any such determination as to what adjustments shall he made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Plan pursuant to any such adjustment.

      6.6 Taxes. The Committee shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of an Option under this Plan, including, but without limitation, the withholding of the number of Shares at the time of the grant or exercise of an Option the Fair Market Value of which would satisfy any withholding tax on said exercise or grant, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to an Optionee by any member of the Participating Companies, or requiring an Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting or exercising an Option to pay to any member of the Participating Companies any amount required to be withheld, or to execute such other documents as the Committee deems necessary or appropriate in connection with the satisfaction of any applicable withholding obligation.

      6.7 Legends. Each Option Agreement and each certificate representing Shares acquired upon exercise of an Option shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed thereon. The determination of which legends, if any, shall be placed upon Option Agreements and/or said Share certificates shall be made by the Committee in its sole discretion and such decision shall be final, binding and conclusive.

                                   ARTICLE VII

                      SPECIAL OPTION TERMS UNDER THIS PLAN

      7.1 Option Exercise Price. The Option exercise price for Shares to be issued under this Plan shall be determined by the Committee in its sole discretion, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. The date of grant shall be deemed to be the date on which the Committee authorizes the grant of the Option, unless a subsequent date is specified in such authorization.

      7.2 Exercise of Options. An Option may be exercised in accordance with this Section 7.2 as to all or any portion of the Shares covered by an Accrued installment of the Option from time to time during the applicable Option period, except that an Option shall not be exercisable with respect to fractions of a Share. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 7.3. An Option shall be deemed exercised when such written notice of exercise and payment has been received by the Company. No Shares shall be issued until full payment has been made and the Optionee has satisfied such other conditions as may be required by this Plan, as may be required by applicable law, rules, or regulations, or as may be adopted or imposed by the Committee. Until the stock certificates have been issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued, except as provided in Section 6.5.

      7.3 Payment of Option Exercise Price.

      a. Except as otherwise provided in Section 7.3(b), the entire Option exercise price shall be paid in cash at the time the Option is exercised.

      b. In the discretion of the Committee, an Optionee may elect to pay for all or some of the Optionee's Shares with Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules and regulations, and subject to the satisfaction of any conditions the Committee may impose, including, but not limited to, the making of such representations and warranties and the providing of such other assurances that the Committee may require with respect to the Optionee's title to the Company's Common Stock used for payment of the exercise price. Such payment shall be made by delivery of certificates representing the Company's Common Stock, duly endorsed or with duly signed stock power attached, such Common Stock to be valued at its Fair Market Value on the date notice of exercise is received by the Company.

                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

      8.1 Board Authority. The Board may amend, alter, and/or terminate this Plan at any time; provided, however, that unless required by applicable law, rule, or regulation or unless no longer required to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, the Board shall not amend this Plan without the approval of stockholders (as obtained in accordance with the provisions of Section 6.4(c) hereof) if the amendment would (A) materially increase the benefits accruing to participants under this Plan, (B) materially increase the number of securities which may be issued under this Plan, or (C) materially modify the requirements as to eligibility for participation in this Plan. In determining whether a given amendment is within the scope of (A), (B) or (C), the Company may rely, without limitation, upon the regulations promulgated and the advice provided by the Securities and Exchange Commission with respect to Rule 16b-3. No amendment of this Plan or of any Option Agreement shall affect in a material and adverse manner Options granted prior to the date of any such amendment without the consent of any Optionee holding any such affected Options.

      8.2 Contingent Grants Based on Amendments. Options may be granted in reliance on and consistent with any mendment adopted by the Board alone which is necessary to enable such Options to be granted under this Plan, even though such amendment requires future stockholder approval; provided, however, that any such contingent Option by its terms may not be exercised prior to stockholder approval of such amendment and provided, further, that in the event stockholder approval is not obtained within twelve (12) months of the date of grant of such contingent Option, then such contingent Option shall be deemed canceled and no longer outstanding.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Availability of Plan. A copy of this Plan shall be delivered to the Secretary and Assistant Secretary of the Company and shall be shown by the Secretary or Assistant Secretary to any Eligible Person making reasonable inquiry concerning this Plan.

      9.2 Notice. Any notice or other communication required or permitted to be given pursuant to this Plan or under any Option Agreement must be in writing and shall be deemed to have been given when delivered to and actually received by the party to whom addressed. Notice shall be given to Optionees at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

      9.3 Titles and Headings. Titles and headings of sections of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan.

The Board of Directors Recommends a Vote FOR Proposal 1 and 2.

                                                             Please mark    ---
                                                             your votes as   X
                                                             indicated in   ---
                                                             this example

                                                         FOR all nominees          WITHHOLD AUTHORITY
                                                        (except as marked              TO VOTE FOR
                                                      to the contrary below)   all nominees listed below
1.    ELECTION OF DIRECTORS
                                                              -----                      -----
      Nominess:   01 W. Berry       02 R. Busch III
                  03 W. Bush        04 S. Cropper             -----                      -----
                  05 J. Gaul        06 J. Hagg
                  07 R. Heinemann   08 J. Hoffman
                  09 T. Jamieson    10 R. Martin
                  11 M. Young

(Instruction: To withhold authority to vote for any nominee, strike a line through that nominee's name in the list above).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

                                                 FOR     AGAINST    ABSTAIN
                                                -----     -----      -----
2.    Approve the Second Amendment to
      the Company's Restated and Amended        -----     -----      -----
      1994 Stock Option Plan.

3. The Proxies are authorized to vote upon such other business as may properly come before the meeting.

By checking the box to the right, I consent to future delivery of         ----
annual reports, proxy statements, prospectuses and other materials and
shareholder communications electronically via the Internet at a           ----
webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature(s)_________________________________________ Dated ______________, 2002

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in limited liability company name by authorized person.

--------------------------------------------------------------------------------
                           ^  FOLD AND DETACH HERE  ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

          Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,
                      signed and returned your proxy card.

------------------------------        -----------------------------        ----------------------

           Internet                             Telephone                           Mail
http://www.eproxy.com/bry                     1-800-435-6710
                                                                             Mark, sign and date
Use the Internet to vote your         Use any touch-tone telephone            your proxy card
proxy. Have your proxy card in        to vote your proxy. Have your                 and
hand when you access the web     OR   proxy card in hand when you      OR     return it in the
site. You will be prompted to         call. You will be prompted to        enclosed postage-paid
enter your control number,            enter your control number,                 envelope.
located in the box below, to          located in the box below, and
create and submit an                  then follow the directions
electronic ballot.                    given.
------------------------------        -----------------------------        ----------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

PROXY

                             BERRY PETROLEUM COMPANY

                  Proxy for the Annual Meeting of Shareholders

      The undersigned shareholder of Berry Petroleum Company, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Jerry V. Hoffman and Ralph
J. Goehring, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock or Class B Stock of Berry Petroleum Company held of record by the undersigned on March 11, 2002 at the Annual Meeting of Shareholders to be held May 16, 2002 or any adjournment thereof.


                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                           ^  FOLD AND DETACH HERE  ^